Exhibit 99.1

News Release

Uranium Resources Announces Closing of Registered Direct Financing,

Upcoming Roth Conference Presentation and 2014 Financial Results Conference Call

CENTENNIAL, Colo., March 6, 2015 — Uranium Resources, Inc. (NASDAQ:URRE) announced today that it has closed the registered direct financing that was publicly announced on March 3, 2015 relating to the sale of 4,000,000 shares of its common stock and warrants to purchase 2,200,000 shares of its common stock to several institutional investors for gross proceeds of $6.0 million.

URRE intends to use the net proceeds from this offering to fund ongoing business activities, including an $0.8 million exploration drilling program in South Texas, reclamation work, capital expenditures, working capital and other general corporate purposes.

The securities were offered by the Company pursuant to an effective shelf registration statement (File No. 333-196880), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2014.  A prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC.  Copies of the prospectus and prospectus supplement relating to the offering may be obtained at the SEC’s website, http://www.sec.gov or from Roth Capital Partners, Equity Capital Markets, 888 San Clemente Drive, Newport Beach, CA 92660 (telephone: 800-678-9147; e-mail: rothecm@roth.com).

This news release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale is unlawful.  The shares of common stock and warrants may only be offered by means of a prospectus.

ROTH Conference Webcast

President and Chief Executive Officer Christopher M. Jones will be making a corporate presentation at the 27th Annual ROTH Conference at Laguna Niguel, California, at 4:30 p.m. local time on Monday March 9, 2015.  A webcast and a PDF of the presentation will be available on the Company’s website that day.

Mr. Jones’ presentation will provide business highlights of 2014, including the strategic non-cash asset exchange that enhanced the Company’s mid-term path to production with the addition of new potential in-situ recovery projects in South Texas. In addition, Mr. Jones will be meeting with investors during the conference on March 9 and 10.

The conference is by invitation only and organized by ROTH Capital Partners.

2014 Results Conference Call

Mr. Jones and members of management will host a conference call and webcast to discuss the Company’s 2014 financial results, a business update and its 2015 outlook on Thursday March 19, 2015 at 11:00 a.m. Eastern time (9:00 a.m. Mountain). The conference call and presentation are also available via a live webcast through the Company’s website, www.uraniumresources.com.

Dial-in Numbers:	+1 (800) 319-4610 (U.S. and Canada)

+1 (604) 638-5340 (International)

Conference ID:	Uranium Resources Conference Call

A replay of the call will be available at the numbers below and on the Company’s website through April 9, 2015.

Replay Numbers:	+1 (800) 319-6413 (U.S. and Canada)

+1 (604) 638-9010 (International)
Code:	1426 followed by # sign

About Uranium Resources

Uranium Resources, Inc. was incorporated in 1977 to explore, develop and recover uranium. Uranium Resources has two licensed and currently idled processing facilities and approximately 17,000 acres of prospective in situ recovery (ISR) projects in Texas. In New Mexico, the Company holds a federal Nuclear Regulatory Commission license to recover up to three million pounds of uranium per year using the ISR process at certain properties and controls minerals rights encompassing approximately 195,000 acres in the prolific Grants Mineral Belt in New Mexico, which holds one of the largest known concentrations of sandstone-hosted uranium deposits in the world. The Company acquired these properties along with an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the use of the proceeds from the registered direct offering and the Company’s path to production are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to raise additional capital in the future, (b) spot price and long-term contract price of uranium, (c) the Company’s ability to reach agreements with current royalty holders, (d) weather conditions, operating conditions at the Company’s projects, (e) government and tribal regulation of the uranium industry and the nuclear power industry, (f) world-wide uranium supply and demand, (g) availability of capital, (h) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements.

Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Contact:

Wendy Yang

Investor Relations

(303) 531-0478

wyang-ir@uraniumresources.com

Learn more about the Company and its Texas Projects at

www.uraniumresources.com

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